Exhibit 10.2

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

This Debt Settlement and Subscription Agreement (this “Agreement”) between Graphjet Technology, a Cayman Islands exempted company (the “Company”), and the undersigned (the “Subscriber”) is dated August 14, 2025.

BACKGROUND

A. The Company is indebted to the Subscriber in the aggregate amount of US$ 553,201.33 (the “Outstanding Amount”); and

B. The Company and the Subscriber desire to enter into this Agreement pursuant to which the Company will issue to the Subscriber ordinary shares of the Company in full and complete satisfaction of the Outstanding Amount.

C. The Company is effecting a share consolidation of its issued and outstanding ordinary shares at a ratio of 1-for-60 expected to be effective on or about August 25, 2025 (the “Share Consolidation”).

D. In consideration of the premises and mutual covenants in this Agreement, the parties agree as follows:

AGREEMENT

1. Issuance of Shares.

a. In full and complete settlement of the Outstanding Amount, the Company hereby agrees to issue to the Subscriber, and the Subscriber agrees to subscribe for and accept the 11,100,000 shares of the Company’s ordinary shares (the “Shares”), as such number of ordinary shares will be adjusted to reflect the Share Consolidation. After giving effect to the Share Consolidation, the Subscriber will receive 185,000 post-Share Consolidation shares.

b. Upon the issuance and delivery of the Shares to the Subscriber, the Outstanding Amount shall be deemed paid in full, satisfied, and discharged, and the Subscriber hereby releases and forever discharges the Company from any and all claims relating to the Outstanding Amount.

2. Delivery, Registration, and Transfer Restrictions

a. Within 3 business days of the execution of this Agreement, the Company shall cause its transfer agent to issue the Shares to the Subscriber, either in certificate or in book-entry form, registered in the name of the Subscriber.

b. The Subscriber understands that the Shares being issued are characterized as “restricted securities” under the Securities Act of 1933, as amended (the “Act”) and may not be sold or transferred except pursuant to an effective registration statement or an exemption from registration.

c. The Subscriber agrees that is shall not, directly or indirectly, sell, offer to sell, pledge, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of the Shares prior to the later of (i) September 30, 2025 (the “Lock-Up Period”), and (ii) the date on which the Registration Statement (as defined below) becomes effective under the Act.

d. The Subscriber acknowledges that the Shares will initially bear the following legend:

“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF PRIOR TO THE LATER OF (i) SEPTEMBER 30, 2025, AND (ii) THE DATE ON WHICH THE REGISTRATION STATEMENT BECOMES EFFECTIVE UNDER THE ACT.”

e.	The Company shall, within 30 days after the date of this Agreement, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration state on Form F-1 covering the resale of the Shares by the Subscriber (the “Registration Statement”), and shall use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable. The Company shall keep the Registration Statement effective until the earlier of (i) the date on which all the Shares covered thereby have been sold, or (ii) the date on which the Shares may be sold by the Subscriber without restriction under Rule 144 of the Act.

f.	The Company shall not be required to remove the restrictive legend from the Shares until (i) the Registration Statement has been declared effective by the SEC, and (ii) the Lock-Up Period has passed. Upon satisfaction of both conditions, and upon request by the Subscriber, the Company shall cause its transfer agent to promptly remove the restrictive legend set forth above.

3. Payment of Indebtedness and Release.

a. As full and final payment of the Outstanding Amount, the Company will issue the Shares to the Subscriber, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Outstanding Amount.

b. The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Amount will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amount.

4. Representation and Warranties by Subscriber.

a. The Subscriber represents that it has full power and authority to enter into this Agreement and that this Agreement constitutes a valid and legally binding obligation of such Subscriber;

b. The Subscriber is acquiring the Shares as a principal for the Subscriber’s own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part. The Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

c. If other than an individual, Subscriber also represents it has not been organized for the purpose of acquiring the Shares;

d. The Subscriber is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares and release the Company from any obligations related to the Outstanding Amount, including access to the Company’s public filings with the SEC, and has been given the opportunity to ask questions of, and receive answers from, the Company’s officers and representatives;

e. The Subscriber has had full opportunity to receive and review all requested information regarding the business and financial condition of the Company with Subscriber’s legal and financial advisers before execution of this Agreement;

f. The Subscriber understands that the Shares are not registered under the Act at the time of the issuances, that the shares are “restricted securities”, and may not be resold or otherwise transferred prior to the later of (i) the Lock-Up Period, and (ii) the date of which the Registration Statement becomes effective under the Act except pursuant to an effective registration statement under the Act;

g. The Subscriber does not have any contract, undertaking, agreement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares;

h. The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including, (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

5. Representations and Warranties by the Company. The Company represents and warrants to the Subscriber that:

a. The Company is a corporation duly organized, existing and in good standing under the laws of the Cayman Islands and has the corporate power to conduct the business which it conducts and proposes to conduct; and

b. The issuance of the Shares has been duly authorized by all the necessary corporate actions, and the Shares, when issued, shall be validly issued, fully paid, and non-assessable.

c. No authorization, consent or approval of, exemption by or notice to, any governmental or public body or authority or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of any of this Agreement, or the taking of any action contemplated hereby, by the Company, except those that have been obtained or provided, as the case may be; and

d. The Company is not in violation of any applicable law, statute, rule, regulation or other requirement of any government authority or instrumentality or agency thereof, or any other binding obligation on the Company, which violation would have a material adverse effect upon the present or future business, condition, prospects or operations of the Company.

6. Miscellaneous.

a. Any notice or other communication given shall be deemed sufficient if in writing and sent by registered or certified mail, return requested, addressed to the Company, at Lot 3895, Lorong 6D, Kampung Baru Subang, Seksyen U6, Shah Alam, Selangor, 40150, Malaysia, Attention to Chris Lai, and to the Subscriber at [--]. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

b. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such provision(s) had never been contained in this Agreement, provided that such provision(s) shall be curtailed, limited or eliminated only to the extent necessary to remove the invalidity, illegality or unenforceability in the jurisdiction where such provisions have been held to be invalid, illegal, or unenforceable.

c. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules. Each party (a) irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, the United States District Court for the District of Delaware (collectively, the “Courts”), for purposes of any action, suit or other proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such Court does not have any jurisdiction over such party.

d. EACH OF THE PARTIES WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

e. The parties agree to execute and deliver all such further documents, agreements, and instruments, and take such other and further action as may be deemed necessary or appropriate to carry out the purposes and intent of this Agreement.

f. This Agreement contains the entire agreement between the parties and supersedes any previous understandings, commitments or agreements, oral or written, with respect to the subject matter. No modification of this Agreement or waiver of the terms and conditions shall be binding upon either party, unless mutually approved in writing.

g. This Agreement may be executed in counterparts (delivered by email or other means of electronic transmission), each of which shall be deemed an original and which, when taken together, shall constitute one and the same document.

[Signature page to follow]

The parties have caused this Agreement to be executed as of the date first written above.

COMPANY:

Graphjet Technology

By:	/s/ Chris Lai
Name:	Chris Lai
Title:	Chief Executive Officer

SUBSCRIBER:

Goh Meng Keong

By:	/s/ Goh Men Keong
Name:

[Signature Page to Debt Settlement and Subscription Agreement]